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                                                                  EXHIBIT 99.1

                      [LOGO OF ERGO SCIENCE APPEARS HERE]

For Immediate Release



                    ERGO SCIENCE AND JOHNSON & JOHNSON FORM
         WORLDWIDE COLLABORATION AGREEMENT ON ERGO SCIENCE'S PRODUCTS
                        FOR TYPE 2 DIABETES AND OBESITY

               . . . Collaboration Joins Complementary Strengths


Contact:  Donna L. LaVoie
          Executive Director
          Corporate Communications & Investor Relations
          (617) 241-6890 (Direct Line)        dlavoie@ergo.com      (E-Mail)
          (617) 241-3205 (Information Line)   http://www.ergo.com   (Web Site)
          (617) 241-8822 (Fax)


     BOSTON, February 24, 1998 Ergo Science Corporation (Nasdaq:ERGO) today reported that it has entered into a worldwide collaboration with The R.W. Johnson Pharmaceutical Research Institute (PRI) and Ortho-McNeil Pharmaceutical, Inc., both Johnson & Johnson (NYSE:JNJ) units, to develop and commercialize ERGOSET(TM)/1/ (bromocriptine mesylate) tablets, Ergo Science's lead product, and other potential products for the treatment of Type 2 diabetes and obesity, based on Ergo Science's novel Neuroendocrine Resetting Therapy (NRT). The New Drug Application (NDA) for use of ERGOSET(TM) tablets for the treatment of Type 2 diabetes was accepted for filing by the U.S. Food and Drug Administration
(FDA) in October 1997.

     In the United States, Ergo Science will share equally in the costs of developing and commercializing its lead product and other collaboration products and will share equally in any resulting profits. Outside the United States, Ergo Science will receive a royalty on net trade sales of collaboration products. Under the agreement, initial payments to Ergo Science include a $10 million license fee and a $10 million equity investment in common stock by Johnson & Johnson Development Corporation. The license agreement is subject to clearance under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

                                   - more -

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/1/ Additional trademarks are being considered for fast-release, oral formulation of bromocriptine mesylate, presently known as ERGOSET(TM) tablets for Type 2 diabetes.
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   ADD 1 -- ERGO SCIENCE AND JOHNSON & JOHNSON FORM WORLDWIDE COLLABORATION
     AGREEMENT ON ERGO SCIENCE'S PRODUCTS FOR TYPE 2 DIABETES AND OBESITY

     In addition to sharing equally in costs and any profits, Ergo Science will receive $20 million in milestone payments upon receipt of FDA marketing clearance for use of its lead product for the treatment of Type 2 diabetes. Significant additional milestones will be paid to Ergo Science upon achievement of specified regulatory objectives for the use of its lead product for Type 2 diabetes within and outside the United States, upon achievement of specified development and regulatory objectives related to a collaboration product for the treatment of obesity, upon achievement of specified commercial objectives for a product which includes an obesity indication, and the election of Johnson & Johnson to participate in development of a collaboration product for treating a non-metabolic disease.

     All development work for collaboration products will be coordinated jointly by Ergo Science and PRI. Ergo Science will remain responsible for U.S. marketing clearance for its lead product for Type 2 diabetes. PRI will pursue development and registration activities outside the U.S. for all collaboration products. Subject to regulatory clearance, Ortho-McNeil will market all collaboration products in the U.S.; Janssen-Cilag and other Johnson & Johnson companies will market these products outside the U.S.

     "The joint collaboration with Johnson & Johnson brings together complementary strengths of our respective organizations. We are proud to build a partnership with a company like Johnson & Johnson in these two important fields of medical research," said Ronald H. Abrahams, Ph.D., Chairman and Chief Executive Officer of Ergo Science.

     Ergo Science's fast-release, once-a-day, oral formulation of bromocriptine is a potent dopamine-receptor agonist, which operates through a mechanism of action that is different from other anti-diabetic drugs. The development of this product is based on Ergo Science's NRT technology, a novel approach to treating glucose and lipid metabolism disorders.

     NRT is based on over 30 years of research by Ergo Science's founding scientists into the role of neurotransmitters in regulating metabolism. This research indicates that distinct, daily activity patterns of certain neurotransmitters are required to maintain normal glucose and lipid metabolism. Disorders in glucose and lipid metabolism can develop and progress as a result of changes in these daily patterns of neurotransmitter activity. With NRT, a neurotransmitter-modulating agent is administered at a specific time of day to re-establish normal patterns of neurotransmitter activity and thereby improve glucose and lipid metabolism.


                                   - more -
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   ADD 2 -- ERGO SCIENCE AND JOHNSON & JOHNSON FORM WORLDWIDE COLLABORATION
     AGREEMENT ON ERGO SCIENCE'S PRODUCTS FOR TYPE 2 DIABETES AND OBESITY

     Ergo Science's NDA is supported by the Company's three Phase III studies that evaluated the safety and efficacy of Ergo Science's lead product for the treatment of Type 2 diabetes. Data from these studies indicated that this product, compared to placebo, significantly decreased glycated hemoglobin A1C (HbA1c) (the primary measure for assessing long-term glucose control in diabetes). In addition, fasting and post-prandial glucose, triglyceride and free fatty acid levels improved. Elevated levels of triglycerides and free fatty acids are risk factors for cardiovascular disease, the leading cause of death in Type 2 diabetics.

     In July 1997, Ergo Science initiated a 400 person, dose selection Phase II clinical trial to evaluate the use of Ergo Science's lead product in reducing weight in obese subjects. This obesity trial will become part of the joint collaboration with Johnson & Johnson, and Ergo Science will retain the responsibility for conducting this study.

     Dr. Abrahams stated, "We are excited about collaborating with Johnson & Johnson in the continued clinical development of our technology for the treatment of obesity."

Ergo Science Background

     Ergo Science is a biopharmaceutical company developing novel treatments for metabolic and immune system disorders such as diabetes, obesity and cancer.

     Credit Suisse First Boston acted as financial advisor to Ergo Science in this transaction.

Johnson & Johnson Background

     Johnson & Johnson, with approximately 90,500 employees, is the world's largest and most comprehensive manufacturer of health care products serving the consumer, pharmaceutical, diagnostics and professional markets. Johnson & Johnson has more than 180 operating companies in 51 countries around the world, selling products in more than 175 countries.


                                   - more -
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   ADD 3 -- ERGO SCIENCE AND JOHNSON & JOHNSON FORM WORLDWIDE COLLABORATION
     AGREEMENT ON ERGO SCIENCE'S PRODUCTS FOR TYPE 2 DIABETES AND OBESITY


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This news release contains forward-looking statements. Forward-looking statements reflect Ergo Science's current views with respect to future events. Actual results may vary materially and adversely from those anticipated, believed, assumed, estimated or otherwise indicated. Important factors that could cause actual results to differ materially include, without limitation: (1) data obtained from clinical trials are subject to varying interpretations, and there can be no assurance that the FDA (or an FDA panel of experts) will agree with the Company's assessment of clinical trial results; (2) there can be no assurance of FDA approval to market the fast-release, oral formulation of bromocriptine for Type 2 diabetes or any other indication or that the FDA will not require additional clinical trials of the fast-release, oral formulation of bromocriptine; (3) uncertainty related to the scientific development of a new medical therapy; (4) competition in the anti-diabetic and obesity markets is intense; other products have recently been approved for these indications; and other companies are developing competing products; (5) the need for additional funding; (6) there can be no assurance that the fast-release, oral formulation of bromocriptine, if approved for commercial marketing, will be successful in the marketplace, or that Ergo Science will receive any profits from its sale;
(7) there can be no assurance that Ergo Science will achieve any of the objectives required for payment of milestones by Johnson & Johnson; (8) Johnson & Johnson has certain specified rights to terminate the collaboration agreement; and (9) the uncertainty relating to patent protection in the pharmaceutical and biotechnology industries. Further information and additional important factors are set forth in reports and other filings of the Company with the Securities and Exchange Commission, including, without limitation, a Form S-1, as amended, filed on August 9, 1996 and the 1996 Annual Report on Form 10-K, generally under the caption "Risk Factors." The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the Company.
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